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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

                                            PERCENTAGE OF         JURISDICTION OR STATE OF
            SUBSIDIARIES                      OWNERSHIP               INCORPORATION
            ------------                    -------------         ------------------------
HeritageBank of the South                        100%                    Georgia

Heritage Real Estate Holdings ("HREH")     100% by the Bank              Georgia

A&B Ventures, LLC                            50% by HREH                 Georgia